Exhibit 23.2

Consent of Independent Registered Accounting Firm

We hereby consent to the use in the Registration Statement on Form S-1/A amendment #4 of our report dated June 27, 2022 related to the March 31, 2022 financial statements of Nordicus Partners Corporation (f/k/a Ekimas Corporation).

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Liggett & Webb, P.A.

Liggett & Webb, P.A.

Boynton Beach, Florida

December 6, 2023